Exhibit 6 (b)


                          NEUBERGER&BERMAN EQUITY FUNDS
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A


      The Series of Neuberger & Berman Equity Funds currently subject to this Agreement are as follows:


                                                      Date Made A Party
                                                      -----------------

           Series                                     To Agreement
           ------                                     ------------


Neuberger&Berman Focus Fund                           August 2, 1993
Neuberger&Berman Genesis Fund                         August 2, 1993
Neuberger&Berman Guardian Fund                        August 2, 1993
Neuberger&Berman International Fund                   November 1, 1995
Neuberger&Berman Manhattan Fund                       August 2, 1993
Neuberger&Berman Partners Fund                        August 2, 1993
Neuberger&Berman Socially Responsive Fund             March 16, 1994
Neuberger&Berman Millennium Fund                      October 19, 1998